UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 2011

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California  90504

 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

PC Mall, Inc. (the “Company”) held its annual meeting of the stockholders on September 15, 2011. At that meeting, a total of 12,008,445 votes or proxies were tabulated, representing 96.76% of total eligible votes. As of August 10, 2011, the record date, there were 12,410,903 shares outstanding. The following is a summary of matters that were voted on by the stockholders with the votes as noted below according to the final certificate of tabulation provided to the Company by Computershare, the Company’s transfer agent and inspector of elections:

1.  Election of directors to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The director nominees received the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Frank F. Khulusi	7,400,383	177,376	4,430,686
Thomas A. Maloof	7,255,284	322,475	4,430,686
Ronald B. Reck	7,056,145	521,614	4,430,686
Paul C. Heeschen	7,056,145	521,614	4,430,686

2.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
11,957,104	24,780	26,561	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.
(Registrant)

Date: September 16, 2011	By:	/s/Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

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